As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 333-107042

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT #1

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZION OIL & GAS, INC.

(Name of Small Business Issuer in its Charter)

Delaware	1382	20-0065053
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

6510 Abrams Road, Suite 300, Dallas, Texas 75231

(214) 221-4610

(Address and Telephone Number of Principal Executive Offices)

9 Yair Stern St., Herzliya, 46412 Israel

+972 (9) 955-2619

(Address of principal place of business or intended principal place of business)

The Corporation Trust Company

1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Alice A. Waters, Esq. 111 East Franklin Street, Waxahachie, Texas 75165 (972) 938-9090	Thomas D. Giachetti, Esq. Stark & Stark, PC 993 Lenox Drive, Building 2 Lawrenceville, New Jersey 08648 (609) 896-9060

NOTICE OF TERMINATION OF OFFERING

AND

REMOVAL OF SECURITIES FROM REGISTRATION

Pursuant to The "PLAN OF DISTRIBUTION" of the registration statement as filed with the Securities and Exchange Commission on February 12, 2004 (Registration No. 333-107042), the registrant hereby provides notice that the minimum offering amount of $6,500,000 was not subscribed by August 30, 2004 (the "Offering Termination Date", as extended) and the offering was automatically terminated as of 12:00 midnight on the Offering Termination Date. No securities were sold and all escrow subscription funds were sent back to the subscribers by the escrow agent.

Pursuant to an undertaking made in Item 28(3) of the said registration statement, the registrant hereby removes from registration 7,000,000 shares of common stock of the registrant.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this post-effective amendment #1 to Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 11, 2004.

ZION OIL & GAS, INC. (Registrant)
By: /s/ JOHN M. BROWN John M. Brown Chairman of the Board	By: /s/ E A SOLTERO Eugene A. Soltero, President (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JOHN M. BROWN	Chairman of the Board	November 11, 2004
John M. Brown
/s/ E A SOLTERO	President, Chief Executive Officer and Director	November 11, 2004
Eugene A. Soltero

/s/ GLEN H. PERRY	Executive Vice President and Director	November 11, 2004
Glen H. Perry

/s/ PHILIP MANDELKER	General Counsel and Director	November 11, 2004
Philip Mandelker
	Director	November 11, 2004
Ralph F. DeVore

	Director	November 11, 2004
Eitan Lubitch

/s/ Z. SHELDON FINK	Director	November 11, 2004
Z. Sheldon Fink

	Director	November 11, 2004
Kent Siegel

/s/ PAUL OROIAN	Director	November 11, 2004
Paul Oroian

/s/ ROBERT RENDER	Director	November 11, 2004
Robert Render

/s/ RICHARD RINBERG	Director	November 11, 2004
Richard Rinberg